 PROMISSORY NOTE

$210,000.00	Palm Beach County, Florida
Date: May 11, 2009

FOR VALUE RECEIVED, GLVK, Inc., a Florida corporation (the “Maker”) hereby promises to pay to the order of SupportSave Investments, LLC, a Florida Limited Liability Company (the “Payee”), the principal sum of TWO HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($210,000.00) or as much of the principal balance of this loan as is outstanding from time to time.  The principal and all interest thereon shall be payable in lawful money of the United States of America at such place as may hereafter be designated by written notice from the Payee to the undersigned hereof, on the date and in the manner following:

This Note shall bear interest at the rate of Seven Percent (7.0%) per annum and shall be payable in twenty three (23) equal, consecutive, monthly interest only payments in the sum of $1225.00 commencing on June 11, 2009 and continuing on the same day of each successive month. The entire principal balance plus all accrued interest shall be due and payable in the form of a balloon payment two years from the date of the execution of the Note.

It is agreed that the Maker shall have the right to pre-pay any portion of the Note at any time prior to the maturity date.

This Note shall be construed and enforced according to the laws of the State of Florida.

This Note is secured by a Mortgage on the real property owned by the Maker located at 10714 Kirkaldy Lane, Boca Raton, Florida 33498 (the "Mortgage").  All of the terms, covenants and conditions, contained in the Mortgage are expressly incorporated by reference herein and hereby made a part hereof.

If default (defined herein as any payment not having been made within fifteen (15) days of its due date) be made in the payment of any of the sums or interest mentioned herein then the entire principal sum and accrued interest shall at the option of the Payee or Holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the rate of eighteen percent (18%) per annum.   In addition, Maker shall pay a late charge of five percent (5%) of the amount of any payment not made within five (5) days of its due date.

Upon any default hereunder, there shall be paid to the holder of this Note reasonable attorneys' fees and all costs and other expenses (including, without limitation, such fees, costs and expenses of litigation, including appeals), incurred by said holder in enforcing the terms of this Note.  No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Each person liable hereon whether maker or endorser, hereby waives presentment, notice of protest and notice of dishonor.

This Note is executed and is payable in, and is to be construed according to and governed by the laws of the State of Florida, and venue and/or jurisdiction of any proceedings in connection herewith shall be in Palm Beach County, Florida.

GLVK, Inc., a Florida corporation

By: _________________
Vartan Sarkisian, President

This Instrument Was Prepared By and Return to:
Marc Solomon, Esq.
Marc Solomon, P.A
1160 South Rogers Circle
Ste #2
Boca Raton, FL 33487

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $210,000.00 TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $735.00 AND FLORIDA NON-RECURRING INTANGIBLE TAXES IN THE AMOUNT OF $420.00 ARE BEING PAID UPON RECORDATION OF THIS INSTRUMENT.

MORTGAGE

THIS MORTGAGE, executed as of the 11th day of May 2009, by GLVK, Inc., a Florida Corporation, whose address is 10714 Kirkaldy Lane, Boca Raton, Florida 33498, hereinafter called the "Mortgagor," which term as used in every instance shall include the Mortgagor's heirs, executors, administrators, successors, legal representatives and assigns, either voluntary by act of the parties or involuntary by operation of law and shall denote the singular and/or plural, the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the context so requires or admits, grants in favor of SupportSave Investments, LLC a Florida Limited Liability Company whose address is 10714 Kirkaldy Lane, Boca Raton, Florida 33498 hereinafter called the "Mortgagee," which term as used in every instance shall include the Mortgagee's successors, legal representatives and assigns, including all subsequent assignees, either voluntary or by act of the parties or involuntary by operation of law.

WITNESSETH:

THAT for good and valuable considerations, and to secure the payment of the aggregate sum of money named in that certain Promissory Note in the principal sum of Two  Hundred Ten Thousand and xx/100 Dollars ($210,000.00), of even date herewith, which requires payment as therein set forth with all sums owing thereon, unless sooner paid, to be due by May 11, 2111 (“Maturity Date”), hereinafter mentioned, together with interest thereon or so much thereof as may be advanced, and all other sums of money secured hereby as hereinafter provided, the Mortgagor does grant, bargain, sell, alien, remise, release, convey and confirm unto the Mortgagee, a mortgage lien on the following described real estate of which the Mortgagor is now seized and possessed, and in actual possession situate in the County of Palm Beach, State of Florida, and as legally described on Exhibit "A" (the “Premises”) attached hereto and by this reference made a part hereof:

TOGETHER WITH the following property and rights (the Premises, together with such property and rights, being hereinafter collectively called "Mortgaged Property" or "Property"):

a.           All right, title and interest of Mortgagor in and to the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, and in and to the appurtenances thereto;

b.           All machinery, apparatus, equipment, fittings, fixtures and articles of personal property of every kind and nature whatsoever now or hereafter located in any building or upon the Premises, or any part thereof, and used or usable in connection with any present or future occupancy of said building and now owned or hereafter acquired by Mortgagor; and,

c.         Any and all awards of payments, including interest thereon, and the right to receive the same, which may be made with respect to the Premises as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, any other injury to, or decrease in the value of, the Premises, or proceeds of insurance awards, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee, and of the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment; and Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment.

TO HAVE AND TO HOLD the above described property unto the Mortgagee, its successors and assigns forever.

The Mortgagor hereby covenants with the Mortgagee that the Mortgagor is indefeasibly seized with the absolute and fee simple title to said property, and has full power and lawful authority to sell, convey transfer and mortgage the same; that it shall be lawful at any time hereafter for the Mortgagee to peaceably and quietly enter upon, have, hold and enjoy said property, and every part thereof; that this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property and that said Mortgaged Property is free and discharged from all liens, encumbrances and claims of any kind, including taxes and assessments, and that the Mortgagor hereby fully warrants unto the Mortgagee the title to said Mortgaged Property and will defend the same against the lawful claims and demands of all persons whomsoever.

NOW, THEREFORE, the condition of this Mortgage is such that if the Mortgagor shall well and truly pay unto the Mortgagee the indebtedness evidenced by that certain Promissory Note (hereinafter sometimes called "Note" or "Mortgage Note") of even date herewith, made by the Mortgagor and payable to the Mortgagee in the principal sum of Two Hundred Ten  Thousand and xx/100 Dollars ($210,000.00), together with interest as set forth therein, and shall perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants contained and set forth in this Mortgage and in the Promissory Note secured hereby, then this Mortgage and the estate hereby created shall cease and be null and void.

AND the Mortgagor does hereby covenant and agree:

1.           To perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants contained and set forth in said Promissory Note and this Mortgage, the Note and all other documents executed in connection with the loan (the "Loan") evidenced by the Note and secured by this Mortgage (the Note and this Mortgage and such other loan documents are sometimes referred to herein, collectively, as the "Loan Documents").

2.           To permit, commit or suffer no waste; to comply with or cause to be complied with, all statutes, ordinances and requirements of any governmental or other authority relating to the Mortgaged Property; and to do or permit to be done to said Premises nothing that will alter or change the use and character of said property or in any way impair or weaken the security of this Mortgage. And in case of the refusal, neglect or inability of the Mortgagor to repair and maintain said Mortgaged Property, the Mortgagee may, at its option, make such repairs or cause the same to be made and advance monies in that behalf and the amount of such monies advanced by Mortgagee shall thereupon be secured by this Mortgage and become a lien on the Mortgaged Property.

3.           That Mortgagor will promptly pay and discharge any and all license fees or similar charges, together with any penalties and interest thereon, which may be imposed by the jurisdiction in which the Property is situated for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Premises; that Mortgagor will promptly cure any notice of violation of law and comply with any order entered pursuant to said violation; that if Mortgagor shall default in making such payment and obtaining such discharge or in curing any such violation Mortgagee may make such payment, together with penalties and interest thereon, and obtain such discharge and cure any such violation, and the amount of such payment and the expenses incurred by Mortgagee in obtaining such discharge and curing any violation shall thereupon be secured by this Mortgage and become a lien on the Mortgaged Property; and that Mortgagor will repay the amount of such payment and such expenses to Mortgagee, together with interest thereon at the default rate of interest set forth in the Note, within fifteen (15) days after demand for said payment is made by Mortgagee to Mortgagor.

4.           The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor, from time to time, will deliver to the Mortgagee all instruments requested by it to permit such participation.

5.           That, notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, Mortgagor shall continue to pay interest as provided in the Mortgage Note until any such award or payment shall have been actually received by Mortgagee and any reduction in the principal sum resulting from the application by Mortgagee of such award or payment, as hereinafter set forth, shall be deemed to take effect only on the date of such receipt; that said award or payment may be applied, in such proportions and priority as Mortgagee in Mortgagee's sole discretion may elect, to the payment of principal whether or not then due and payable, or any sums secured by this Mortgage and/or to payment to Mortgagor, on such terms as Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade, or other injury to the Mortgaged Property; and that, if prior to the receipt by Mortgagee of such award or payment, the Mortgagee acquires title to the Property through judicial sale or deed in lieu of foreclosure, then such award shall be applied to payment of the Mortgage debt remaining unsatisfied after such sale or deed in lieu of foreclosure of the Mortgaged Property, and the Mortgagee shall be entitled to receive such award after such sale of the Mortgaged Property through judicial proceedings, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable attorney's fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

6.           The Mortgagor will, at the cost of the Mortgagor and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assigns, notices of assignments, transfers and assurances as the Mortgagee shall from time to time require, for the better assuring conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and on demand will execute and deliver, and hereby authorizes the Mortgagee to execute in the name of the Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property.

7.         a.           The Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien hereof upon, and the interest of the Mortgagee in, the Mortgaged Property.

b.           The Mortgagor will pay all filing, registration or recording fees and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the chattels, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges, other than income taxes, arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the chattels or any instrument of further assurance.

8.           If the Mortgagor is a corporation, the execution and delivery of this Mortgage has been duly authorized by the Board of Directors of such corporation; and that, if required by the Certificate of Incorporation of such corporation, the execution and delivery of this Mortgage has been duly consented to by the stockholders of such corporation. The Mortgagor will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as business or stock corporation under the laws of the State of its incorporation and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Mortgagor or the Mortgaged Property or any part thereof.

9.           The Mortgagor, from time to time, when the same shall become due, will pay and discharge all taxes of every kind and nature (including real and personal property taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (collectively, "Taxes"). The Mortgagor will upon the request of the Mortgagee, deliver to the Mortgagee receipts evidencing the payment of all such Taxes. In the event of a default by Mortgagor under this Mortgage, the Note or any of the other Loan Documents, Mortgagor shall, upon request by Mortgagee, establish an escrow with Mortgagee and pay monthly an amount, as determined by Mortgagee, which is sufficient to permit Mortgagee to pay all Taxes when due.

10.           The Mortgagor will pay from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, -if unpaid, might result in or permit the creation of a lien on the Mortgaged Property, whether paramount or subordinate to this Mortgage, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the first lien of this Mortgage shall be preserved, at the cost of the Mortgagor, without expense to the Mortgagee.

11.           a.           That the Mortgagor will keep the Mortgaged Property insured, as may be required from time to time by the Mortgagee, against loss by fire, windstorm and other hazards, casualties and contingencies and war risks, if available, including during the course of any construction and/or development work, builders' all risk completed value, non-reporting form insurance for such periods and for not less than one hundred percent (100%) of the full replacement cost therefor and to pay promptly when due all premiums for such insurance. The amounts of insurance required by Mortgagee shall be the minimum amounts for which said insurance shall be written and it shall be incumbent upon the Mortgagor to maintain such additional insurance as may be necessary to meet and comply fully with all co-insurance requirements contained in said policies to the end that said Mortgagor is not a co-insuror thereunder. Insurance shall be written by a company or companies approved by the Mortgagee and all policies and renewals thereof shall be held by the Mortgagee. All detailed designations by the Mortgagor which are accepted by the Mortgagee relating to insurance, now existing or hereafter made, shall be in writing and shall be a part of this Mortgage as fully as though set forth verbatim herein, and shall govern both parties hereto and their successors and assigns. No lien upon any of said policies of insurance or upon refund or return premium which may be payable on the cancellation or termination thereof shall be given to other than the Mortgagee, except by proper endorsement affixed to such policy and approved by the Mortgagee. Each policy of insurance shall have affixed thereto a Standard Florida Mortgagee clause without contribution, making all loss or losses under such policy payable to the Mortgagee as its interest may appear. In the event any sum or sums of money become payable thereunder, the Mortgagee shall have the option to receive and apply the same on account of the indebtedness hereby secured, or to permit the Mortgagor to receive it and use it, or any part thereof, without thereby waiving or impairing any equity, lien or right under and by virtue of this Mortgage. In the event of loss or physical damage to the Mortgaged Property, the Mortgagor shall give immediate notice thereof by mail to the Mortgagee, and the Mortgagee may make proof of loss if the same is not made promptly by Mortgagor. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the transferee. In the event of a default by Mortgagor under this Mortgage, the Note or any of the other Loan Documents, Mortgagor shall, upon the request by Mortgagee, establish an escrow with Mortgagee and pay monthly an amount, as determined by Mortgagee, which is sufficient to permit Mortgagee to pay the premiums for all insurance required by Mortgagor when due.

b.           Provided no event of default then exists hereunder, the net insurance proceeds and net proceeds of any condemnation award (in each case after deduction only of Mortgagee's reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Mortgagee's sole judgment (a) restoration or repair is economically feasible, (the value of Mortgagee's security is not reduced), the loss or condemnation, as applicable, does not occur in the six (6) month period preceding the stated maturity date in the Note, and (b) Mortgagor deposits with Mortgagee an amount, in cash, which Mortgagee, in its sole discretion, determines is necessary, in addition to the net insurance proceeds or net proceeds of any condemnation award, as applicable, to pay in full the cost of the restoration or repair. Mortgagor's deposits made pursuant to this paragraph shall be used before the net insurance proceeds or net proceeds of any condemnation award, as applicable, for such restoration or repair. If the net insurance proceeds or net proceeds of any condemnation award, as applicable, are made available for restoration or repair, such work shall be completed by Mortgagor in an expeditious and diligent fashion, and in compliance with all applicable laws, rules and regulations. Any condemnation award or insurance proceeds, as applicable, shall be disbursed pursuant to a construction escrow acceptable to Mortgagee. If following the final payment for the completion of such restoration or repair there are any net insurance proceeds or net proceeds of any condemnation award, as applicable, remaining such proceeds shall be paid (i) to Mortgagor to the extent Mortgagor was required to make a deposit pursuant to this paragraph and (ii) then to Mortgagee. If an Event of Default then exits, or any of the conditions set forth in subparagraphs (a) or (b) of this Paragraph 11(b) have not been met or satisfied, the net insurance proceeds or net proceeds of any condemnation award, as applicable shall be applied to the indebtedness secured hereby, whether or not due and payable, with any excess paid to Mortgagor.

12.           The Mortgagor shall not encumber, or agree to encumber in any manner, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest therein, without, in any such case, prior written notice to the Mortgagee. As used herein, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage assignment of rents or other security device, including, but not limited to, a wrap around mortgage, on the Mortgaged Property, or any portion thereof.

13.           The Mortgagee may, at its option, and upon 30 days written notice and demand to cure delivered to Mortgagee, pay either before or after delinquency any or all of those certain obligations required by the terms hereof to be paid by the Mortgagor for the protection of the Mortgaged Property securing or for the collection of the indebtedness hereby secured, if not sooner paid by Mortgagee after demand. All sums so advanced or paid by the Mortgagee shall be charged into the mortgage account and secured hereby and every payment so made shall bear interest from the date thereof at the default rate of interest specified in the Note and become an integral part thereof, subject in all respects to the terms, conditions and covenants of the aforesaid Note and this Mortgage, as fully and to the same extent as though a part of the original indebtedness evidenced by said Note and secured by this Mortgage.

14.           That the abstract(s) of title covering the Mortgaged Property shall at all times, during the life of this Mortgage, remain in the possession of the Mortgagee and in the event of the foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby all right, title, and interest of the Mortgagor in and to any such abstract(s) of title shall pass to the purchaser or grantee.

15.           To pay all and singular the costs, charges and expenses including reasonable attorneys’ fees and abstract costs, reasonably incurred or paid at any time by the Mortgagee because of the failure of the Mortgagor to perform, comply with and abide by each and every stipulation, agreement, condition and covenant of the Note, this Mortgage or any of the other Loan Documents.

16.           That in order to accelerate the maturity of the indebtedness hereby secured because of the failure of the Mortgagor to pay any tax assessment, liability, obligation or encumbrance upon said property as herein provided, it shall not be necessary nor requisite that the Mortgagee shall first pay the same.

17.           That any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. That Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien, and that the Mortgagee may resort, for the payment of the indebtedness secured by this Mortgage, to any other security therefor held by the Mortgagee in such order and manner as Mortgagee may elect.

18.           That if the Mortgagor shall fail, neglect or refuse for a period of fifteen (15) days fully and promptly to pay the amounts required to be paid by the Note hereby secured or the interest therein specified or any of the sums of money herein referred to or hereby secured, including payments to the holder of a superior Mortgage ("Monetary Default"), or otherwise duly, fully and promptly to perform, execute, comply with and abide by each, every or any of the covenants, conditions or stipulations of this Mortgage and the Note hereby secured ("Non-Monetary Default") within thirty (30) days after written notice for Non-Monetary Defaults and demand to satisfy, comply with or abide by same then and in either or any of such events, without any additional notice or demand, the said aggregate sum mentioned in the Note, less previous payments if any, and any and all sums mentioned herein or secured hereby shall become due and payable forthwith or thereafter at the continuing option of the Mortgagee as fully and completely as if said aggregate sums were originally stipulated to be paid at such time, anything in the Note or herein to the contrary notwithstanding, and the Mortgagee shall be entitled thereupon or thereafter, without notice or demand, to institute suit at law or in equity to enforce the rights of the Mortgagee hereunder or under the Note or any of the other Loan Documents. In the event of any default or breach on the part of the Mortgagor hereunder, under the Note or any of the other Loan Documents (following applicable notices and the passage of applicable cure periods), the Mortgagee shall have the continuing option to enforce payment of all sums secured hereby by action at law or by suit in equity to foreclose this Mortgage, either or both, concurrently or otherwise, and one action or suit shall not abate or be a bar to or waiver of the Mortgagee's right to institute or maintain the other, provided said Mortgagee shall have only one (I) payment and satisfaction of said indebtedness. Mortgagee shall not be required to give written notices of Monetary Defaults.

19.           That in the event that Mortgagor or any of the Guarantors, if any, (as defined below) shall (a) consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of Mortgagor's assets, or (b) be adjudicated a bankrupt, or admit in writing its, his or her inability to pay its, his or her debts as they become due or (c) make a general assignment for the benefit of creditors or (d) file a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any insolvency law or (e) file an answer admitting the material allegations of a petition filed against the Mortgagor or either of the Guarantors, as applicable, in any bankruptcy, reorganization or insolvency proceeding or (f) take any action for the purpose of effecting any of the foregoing or (g) have any order, judgment or decree entered upon an application of a creditor of Mortgagor or either of the Guarantors, as applicable, by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of the Mortgagor's, or either of the Guarantors', as applicable, assets and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days, or (h) default under any commitment or loan made by any lending institution or individual to Mortgagor or any Guarantor, the Mortgagee may declare the Note hereby secured forthwith due and payable, whereupon the principal and the interest accrued on the Note and all other sums hereby secured shall become forthwith due and payable as if all of the said sums of money were originally stipulated to be paid on such day; and thereupon the Mortgagee without notice or demand may prosecute a suit at law and/or in equity as if all monies secured hereby had matured prior to its institution.

20.           If foreclosure proceedings should be instituted against the Mortgaged Property covered by this Mortgage upon any other lien or claim whether alleged to be superior or junior to the lien of this Mortgage, the Mortgagee may, at its option, immediately upon institution of such suit or during the pendency thereof, declare this Mortgage and the indebtedness secured hereby due and payable forthwith and may at its option proceed to foreclose this Mortgage.

21.           It is further covenanted and agreed by said parties that in the event of a suit being instituted to foreclose this Mortgage, the Mortgagee shall be entitled to apply at any time pending such foreclosure suit to the court having jurisdiction thereof for the appointment of a receiver of all and singular the Mortgaged Property, and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases; and said appointment shall be made by the court as a matter of strict right to the Mortgagee, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property, or to the solvency or insolvency of the Mortgagor or any other party defendant to such suit. The Mortgagor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made as an admitted equity and as a matter of absolute right to the Mortgagee and that the same may be done without notice to the Mortgagor and without the need to post a bond.

22.           During the continuance of any such event of default, the Mortgagee personally, or by its agents or attorneys, may enter (following any applicable notice to Mortgagor and the passage of any applicable cure period) into and upon all or any part of the Premises, and each and every part thereof, and may exclude the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers agents, servants, attorneys or receivers; and upon every such entry, the Mortgagee at the expense of the Mortgaged Property or the Mortgagor from time to time either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction or development of the improvements and, in the course of such completion may make such changes in the contemplated improvements as it may deem desirable and may insure the same; and likewise, from time to time at the expense of the Mortgaged Property or the Mortgagor, the Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case the Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of the Mortgagor and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of the Mortgagee and for all attorneys, agents, clerks, servants and others employed by it properly engaged and employed, the Mortgagee shall apply the monies arising as aforesaid, first to the payment of interest on the principal of the Note, second to the principal of the Note, when and as the same shall become payable and thereafter, to the payment of any other sums required to be paid by the Mortgagor under this Mortgage.

23.           Mortgagor hereby collaterally assigns and transfers to Mortgagee all the leases, subleases, franchises, rents, issues and profits of the Mortgaged Property, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits as herein set forth. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, immediately and without further legal action being necessary, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than one month in advance) so long as there is no event of default under this Mortgage.

Upon any event of default under this Mortgage, Mortgagee may, at any time with notice, either in person, by agent or by a receiver appointed by a court, enter upon and take possession of the Mortgaged Property, or any part thereof, in its own name, sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, apply the same, less costs and expenses of operation and collection, including attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

The Mortgagor agrees to furnish to the Mortgagee a copy of any modification of any lease presently in effect and copies of all future leases affecting the Mortgaged Property covered by this Mortgage, and failure to furnish to the Mortgagee a copy of any modification of a lease or a copy of any future lease affecting said Mortgaged Property within 30 days after demand, shall be deemed a default under this Mortgage and the Note, for which the holder of this Mortgage may, at its option, declare the entire unpaid balance of the subject Mortgage and Note to be immediately due and payable.

All leases or subleases hereafter entered into by Mortgagor with respect to the Mortgaged Property or any part thereof, shall be subordinate to the lien of this Mortgage unless expressly made superior to this Mortgage in the manner hereinafter provided. At any time or times Mortgagee may execute and record in the appropriate Office of the Register or County Clerk of the County where the Premises are situated, a Notice of Subordination reciting that the lease or leases therein described shall be superior to the lien of this Mortgage from and after the recordation of such Notice of Subordination, the lease or leases therein described shall be superior to the lien of this Mortgage and shall be superior to the lien of this Mortgage and shall not be extinguished by any foreclosure sale hereunder.

24.           In case of proceedings by or against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets then, and in such case, the Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof and all other payments, charges and costs due under this Mortgage and any of the other Loan Documents, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

25.           That the Mortgagee shall have the right from time to time, to take action to recover any sums, whether interest, principal or any installment of either, or any other sums required to be paid under the terms of this Mortgage or any of the other Loan Documents, all of which are and shall be deemed secured hereby, as the same become due, without regard to whether or not the principal sum secured, or any other sums secured, by the Mortgage or any of the other Loan Documents, shall be due and without prejudice to the right of action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced. No remedy conferred or reserved to the Mortgagee herein or in the Note or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given to the Mortgagee now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee to exercise any right or power accruing upon any event of default herein, or in the Note or any of the other Loan Documents, shall impair any such default or an acquiescence therein; and every power and remedy given by the Mortgage herein or in the Mortgage Note to the Mortgagee, may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

26.           The Mortgagor for itself and all who claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

27.           To the extent of the indebtedness of the Mortgagor to the Mortgagee described herein or secured hereby, the Mortgagee is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof, of each and every mortgage, lien or other encumbrance on the land described herein which is paid and/or satisfied, in whole or in part, out of the proceeds of the Loan described herein and secured hereby, and the respective liens of said mortgages, liens or encumbrances, shall be and the same and each of them hereby is preserved and shall pass to and be held by the Mortgagee herein as security for the indebtedness to the Mortgagee herein described or hereby secured, to the same extent that it would have been preserved and would have been passed to and been held by the Mortgagee had it been duly and regularly assigned, transferred set over and delivered unto the Mortgagee by separate deed of assignment, notwithstanding the fact that the same may be satisfied and cancelled of record, it being the intention of the parties hereto that the same will be satisfied and cancelled of record by the holders thereof at or about the time of the recording of this Mortgage.

28.           In the event any one or more of the provisions contained in this Mortgage or in the Note or any of the other Loan Documents shall, for any reason, be held to be inapplicable, invalid, illegal or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such applicable, invalid, illegal or unenforceable provision had never been contained herein or therein.

29.           All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by facsimile (notice sent by facsimile shall be deemed given when such facsimile is received by the other party) or by registered or certified mail with return receipt requested to any party hereto at its address listed above or at such other address of which written notification has been given to the other party, as provided herein

30.           All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of the successors and assigns of the Mortgagor and successors and assigns of the Mortgagee.

31.           That, if required by the Mortgagee, the said Mortgagor will pay unto the Mortgagee together with the monthly mortgage payment, a sum equal to one-twelfth (1/12th) of the annual amount necessary to pay all taxes, insurance and assessments against the said Mortgaged Property, said monthly sum to be estimated solely by the Mortgagee and calculated to be an amount not less than the amount of taxes assessed against said Mortgaged Premises for the previous year, and if further required by the Mortgagee to pay all insurance premiums in a manner and form as provided herein for the payment of taxes and assessments. All such sums paid to the Mortgagee under this paragraph shall be applied by the Mortgagee to the payment of such taxes, insurance and assessments, when due.

32.           That the Mortgagor will, on the request of the Mortgagee, furnish a written statement of the amount owing on the obligation which this Mortgage secures and therein state whether or not Mortgagor claims any defenses or offsets thereto. The Mortgagee agrees that it will, on request of the Mortgagor furnish a written statement of the amount owing on the obligation which this Mortgage secures and therein state whether or not Mortgagor is current in its payments and whether Mortgagee has knowledge of any defaults hereunder specifying therein the nature of such defaults, if any.

33.           The Mortgagor covenants that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such successor or successors in interest with reference to this Mortgage, and the debt secured hereby in the same manner as with the Mortgagor and may forbear to sue or may extend time for payment of the debt secured thereby, without discharging or in any way affecting the liability of the Mortgagor hereunder or upon the debt hereby secured.

34.         That this Mortgage cannot be changed orally.

35.           That it is the intent hereof to secure payment of the Note whether the full amount thereof shall have been advanced to the Mortgagor at the date hereof or at a later date.

36.           If from any circumstances whatsoever, fulfillment of any provision of this Mortgage or the Note secured by it at the time performance of said provision shall be due, shall involve transcending the limit of validity prescribed by the usury statutes of Florida, or any other law of Florida then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity.

37.           The Mortgagor agrees to pay all real and personal property taxes assessed against the Mortgaged Property and to present to the Mortgagee receipts evidencing said payments on or before April 1st of the year following the year for which such taxes are assessed. A failure to comply with the terms of this paragraph shall be a default in this Mortgage and the Mortgagee shall thereafter have the right to accelerate the payment of the unpaid principal indebtedness and to enforce this Mortgage according to the terms hereof.

38.           From and after the occurrence of a default under this Mortgage, the Note or any of the other Loan Documents, or the maturity of the Note, whether normal maturity or accelerated maturity, both the unpaid principal balance and accrued interest, on the Note, shall bear interest at the highest lawful rate.

39.           In the event any law is passed in the State of Florida which would impose upon the Mortgagee an obligation to pay any tax other than income taxes or the intangible personal property tax paid at the time of the recordation of this Mortgage, then and in such event, the Mortgagor immediately upon demand will reimburse the Mortgagee for the amount of such tax paid by Mortgagee. If the Mortgagor is prohibited by law from making such reimbursement to the Mortgagee, or if the payment of such reimbursement by the Mortgagor would result in the violation of any statute of the State of Florida, the Mortgagee, at its option, shall have the right to declare the unpaid principal indebtedness plus accrued interest immediately due and payable.

40.           This Mortgage shall be construed and governed by the laws of the State of Florida. Venue for all proceedings relating to this Agreement and/or its subject matter shall be in Palm Beach County, Florida.

41.           In addition to the lien on and security interest in the realty and improvements created hereby, this Mortgage shall, to the extent applicable, constitute a security agreement with respect to all personal property secured hereby; and the Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably authorizes and appoints the Mortgagee, the attorney-in-fact of the Mortgagor, jointly or severally, to execute in the name of the Mortgagor, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements and comparable instruments as the Mortgagee may require in order to impose, perfect or more effectively evidence the lienor security interest hereby created. In addition to any other rights and remedies provided herein or by law, the Mortgagee shall be entitled to pursue any and all remedies of a secured party under the Uniform Commercial Code and other applicable statutes of the place or places where the Mortgaged Property is located, it being hereby agreed that ten (10) days' notice as to the time and place of any sale shall be reasonable.

42.           The Mortgagor shall faithfully and fully comply with and abide by each and every term, covenant, and condition of any superior mortgage or mortgages and never permit the same to go into default. A default or delinquency under any superior mortgage or mortgages shall automatically and immediately constitute a default under this Mortgage. Following delivery of 30 days written notice with demand to cure to Mortgagor, the Mortgagee is hereby expressly authorized at the option of the Mortgagee, to advance all sums necessary to keep any superior mortgage or mortgages in good standing, and all sums so advanced together with interest thereon at the default rate set forth in the Note shall be determined additional monies owed by the Mortgagor to the Mortgagee, shall be payable on demand of the Mortgage, and secured by the lien of this Mortgage.

43.           That no extension of the time or modification of the terms of payment of the Promissory Note and in such event the Mortgagor shall nevertheless be liable to pay such sums according to the terms of such extension or modification unless specifically released and discharged in writing by the Mortgagee. Upon the sale of any part or parts of the Mortgaged Property and upon the conveyance of a release fee as set forth below, Mortgagee shall release Mortgagor and that part of the Mortgaged Property from the payment of any sums hereby secured. Any acceptance by the Mortgagee of late or part payment of any installment of principal or interest, or both, or of late or part performance of any covenant or delay by the Mortgagee for any period of time in exercising the option to mature the entire debt secured hereby shall not operate as a waiver or forfeiture of the right to exercise such option to mature the entire debt secured hereby. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING MAY RESULT IN A MODIFICATION OF THE COMMON LAW RULES OF WAIVER AND ESTOPPEL. THE MORTGAGOR AFFIRMATIVELY STATES THAT SUCH MODIFICATION IS INTENDED, IT BEING IN THE BEST INTEREST OF THE MORTGAGOR TO PERMIT THE MORTGAGEE FLEXIBILITY IN RESPONDING TO VARIOUS SITUATIONS. As an example, it is to the Mortgagor's benefit that the Mortgagee not be obligated to accelerate the obligations of the Mortgagor secured hereby where the Mortgagor fails to make a payment when it is due; rather the Mortgagee may, but shall not be obligated to, permit said late payment without prejudicing the Mortgagee's rights hereunder.

44.             A.         Hazardous Waste. "Hazardous Waste" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time in effect.

B.             Representations and Warranties: Mortgagor specifically represents and warrants that the use and operation of the Mortgaged Property comply with all applicable environmental laws, rules and regulations, including, without limitation, the Federal Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980 and all amendments and supplements thereto and Mortgagor shall continue to comply therewith at all times. Specifically, and without limiting the generality of the foregoing, (i) to the best of Mortgagor's knowledge, there is not now any Hazardous Waste located or stored in, upon or at the Mortgaged Property in violation of any applicable environmental laws, rules, regulations or ordinances and to the best of Mortgagor's knowledge, there is not now any releases or discharges of Hazardous Waste from the Mortgaged Property and (ii) there shall not be in the future any Hazardous Waste located or stored in, upon or at the Mortgaged Property in violation of any applicable environmental laws, rules, regulations or ordinances and there shall not be any releases or discharges of Hazardous Waste from the Mortgaged Property.

45.           The Mortgagor expressly represents to the Mortgagee that there is no, nor will there be in the future, asbestos insulation in the improvements to the real property encumbered by this Mortgage. The Mortgagor agrees to indemnify, defend and hold the Mortgagee harmless from and against any loss, cost or expense incurred by the Mortgagee, including without limitation attorneys' fees at both trial and appellate levels, incurred by the Mortgagee as a result of such present or future existence of asbestos insulation.

46.           Mortgagor covenants and agrees that, during the term of the loan evidenced by the Note, the Mortgaged Property is and will be in full compliance with the Americans With Disabilities Act ("ADA") of July 26, 1990, 42 U.S.C. Section 12191, et. seq. as amended from time to time, and the regulations promulgated pursuant thereto. Mortgagor shall be solely responsible for all ADA compliance costs, including without limitation, attorneys' fees and litigation costs, which responsibility shall survive the repayment of the loan evidenced by the Note and foreclosure of the Mortgaged Property.

47.           If at any time the State of Florida shall determine that the Intangible Tax paid in connection with this Mortgage is insufficient and/or that the Documentary Stamps affixed to the Note or hereto are insufficient and that additional Intangible tax should be paid and/or that additional Documentary Stamps should hereafter be affixed, the Mortgagor shall pay for the same, together with any interest or penalties imposed in connection with such determination, and the amount of money needed to pay for such tax stamps and penalties shall, until such tax is paid and stamps are purchased and affixed by Mortgagor, be a portion of the indebtedness secured by this Mortgage and bear interest from the date of such payment by Mortgagee, if Mortgagee elects to pay same, at the highest lawful rate.

48.           Mortgagee has no obligation in connection with the Mortgaged Property, except to advance the proceeds of the Note as therein provided.  Any inspection by Mortgagee of the Mortgaged Property, or other activities in the nature thereof shall only be for the sole and separate benefit of Mortgagee and for the purpose of protecting the security of Mortgagee. Mortgagor has no right to rely on any procedures required by Mortgagee.

49.           MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, INCLUDING BUT NOT LIMITED TO, ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN. MORTGAGOR AND MORTGAGEE HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE NOR THE MORTGAGEE'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE MORTGAGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGEE HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS MORTGAGE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

IN WITNESS WHEREOF, this Mortgage has been executed as of the ___ day of May 2009.

Signed, sealed and delivered presence of:

Name____________________________	GLVK, Inc., a Florida Corporation,
Name____________________________
By:_____________________________
Vartan Sarkisian, President

STATE OF FLORIDA )
COUNTY OF PALM BEACH )

The foregoing instrument was acknowledged before me this ______ day of May 2009 by Vartan Sarkisian, as President of GLVK Inc., a Florida Corporation. He is personally known to me or has produced________________________________ as identification and did take an oath.

________________________
Notary Public, State of Florida
My Commission expires:

EXHIBIT “A”

Legal Description

Lot 149, Stonebridge Plat No. 1 (a planned unit development) ccording to the map or plat thereof, as recorded in Plat Book 49, Page 112, of the Public Recoreds of Palm Beach County, Florida.